QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 1

        [18,000,000]

Regal Entertainment Group

Class A Common Stock

UNDERWRITING AGREEMENT

April            , 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.
SALOMON SMITH BARNEY INC.,
 As Representatives of the Several Underwriters,
c/o Credit Suisse First Boston Corporation,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

        1.    Introductory. Regal Entertainment Group, a Delaware corporation ("Company"), proposes to issue and sell [18,000,000] shares ("Firm Securities") of its Class A Common Stock, par value $0.001 per share ("Securities") and the stockholders listed on Schedule A hereto ("Selling Stockholders") propose severally and not jointly to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [2,700,000] additional shares of the Securities as set forth below (such [2,700,000] shares being hereinafter referred to as "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". As part of the offering contemplated by this Agreement, Credit Suisse First Boston Corporation (the "Designated Underwriter") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to [900,000] shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Selling Stockholders, severally and not jointly, hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

        2.    Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

            (i)  A registration statement (No. 333-84096) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either (A) an additional registration statement ("additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (iii)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, adversely affect the ability of the Company to issue the Offered Securities or perform its obligations hereunder, or otherwise affect the validity of the Offered Securities ("Material Adverse Effect")..

          (iv)  Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with all requisite power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other business organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and, in the case of each subsidiary that is a corporation, validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (v)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities; and except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations.

          (vi)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering, and, to the Company's knowledge, neither the Company nor any of its subsidiaries is a party to any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters' compensation as determined by the National Association of Securities Dealers, Inc. (the "NASD").

        (vii)  Other than the Stockholders Agreement, dated as of March 8, 2002 (the "Stockholders Agreement"), by and among the Company and the stockholders listed therein, and the Registration Rights Agreement, dated March 8, 2002 (the "Registration Rights Agreement"), between the Company and its stockholders, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, and with respect to any such rights granted pursuant to the Stockholders Agreement, the stockholders party thereto have agreed not to exercise any such rights prior to the date that is 180 days after the date of the initial public offering of the Securities.

        (viii)  The Offered Securities have been approved for listing on The New York Stock Exchange subject to notice of issuance.

          (ix)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Securities Exchange Act, as amended (the "Exchange Act") and such as may be required under state securities laws or the bylaws or rules and regulations of the NASD.

          (x)  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary, except in the case of a breach, violation, or default described in clause (A) or (B) above that would not, singly or in the aggregate, be expected to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (xi)  This Agreement has been duly authorized, executed and delivered by the Company.

        (xii)  Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

        (xiii)  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

        (xiv)  Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or other similar governing documents or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in each case, for any such violation or default which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

        (xv)  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

        (xvi)  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

      (xvii)  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

      (xviii)  (A) Except as disclosed in the Prospectus, there are no pending suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or that are required to be described in the Registration Statement or the Prospectus that are not described as required, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated and (B) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (xix)  The financial statements included in each Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

        (xx)  Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (xxi)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

      (xxii)  All material Tax returns required to be filed by the Company and each of its subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP. There are no material Tax assessments proposed in writing against the Company or any of its subsidiaries. To the Company's knowledge, the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

      (xxiii)  Neither the Company nor any of its affiliates (other than any Underwriter, as to which the Company makes no representation), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Securities in violation of Regulation M under the Exchange Act.

      (xxiv)  KPMG LLP and Deloitte & Touche, LLP, who have certified the financial statements included in each Registration Statement and the Prospectus, are independent public auditors as required by the Act and the Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;

  (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (xxv)  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company or any of its subsidiaries (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

      (xxvi)  The authorized, issued and outstanding capital stock of the Company as of the date indicated is as set forth in the Prospectus under the heading "Pro Forma Combined" under the caption "Capitalization", and, after giving effect to the sale of the Offered Securities, as set forth under the heading "Pro Forma As Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or warrants referred to in the Prospectus). Since March 7, 2002, the Company has not issued any securities other than (A)             shares of Class A Common Stock, (B)                         shares of Class B Common Stock, (C)              options to purchase shares of Class A Common Stock and (D)                           warrants to purchase Class A Common Stock pursuant to the Exchange Agreement, dated as of March    , 2002, by and among the Company and the parties listed therein.

    (xxvii)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchase any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (taken as a whole), except in each case as described in the Prospectus.

    (xxviii)  The industry, statistical and market-related data included in each Registration Statement and the Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agrees with the sources from which they were derived.

      (xxix)  The Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (xxx)  Furthermore, the Company represents and warrants to the Underwriters that (A) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (B) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

      (xxxi)  The Company has not offered, or caused the Underwriters to offer, any offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

        (b)  Each of (i) Putnam High Yield Trust, Putnam High Yield Advantage Trust, Putnam Variable Trust-Putnam VT High Yield Fund, Putnam Master Intermediate Income Trust, Putnam Funds Trust-Putnam High Yield Trust II, Travelers Series Fund Inc.-Putnam Diversified Income Portfolio, and Putnam High Yield Fixed Income Fund, LLC (collectively, the "Putnam Selling Stockholders"), and (ii) The Tudor BVI Global Portfolio Ltd. And Tudor Proprietary Trading, L.L.C. (collectively, the "Tudor Selling Stockholders," and, together with the Putnam Selling Stockholders, the "Institutional Selling Stockholders"), severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

            (i)  Such Institutional Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Institutional Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Institutional Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Institutional Selling Stockholder on such Closing Date.

          (ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement (if any) each does not, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will not, include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are made in reliance on and in conformity with written information relating to such Institutional Selling Stockholder furnished to the Company by such Institutional Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Institutional Selling Stockholder consists of such Institutional Selling Stockholder's name, number of shares of the Company's Class A Common Stock held by such Institutional Selling Stockholder before and after the offering and its plan to sell any Optional Securities pursuant to this Agreement as set forth under the caption "Principal and Selling Stockholders—Selling Stockholders."

          (iii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Institutional Selling Stockholder and any person that would give rise to a valid claim against such Institutional Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Optional Securities by such Institutional Selling Stockholder.

        (c)  Edwards Affiliated Holdings, LLC represents and warrants to, and agrees with, the several Underwriters that:

            (i)  Edwards Affiliated Holdings, LLC has and on each Closing Date hereinafter mentioned will have valid title to the Offered Securities to be delivered by Edwards Affiliated Holdings, LLC on such Closing Date; on each Closing Date, the Offered Securities to be delivered by Edwards Affiliated Holdings, LLC are unencumbered except for the restrictions contained in that certain Escrow Substitution & Distribution Agreement, dated as of March 8, 2002, by and among The Anschutz Corporation, a Kansas corporation ("Anschutz"), OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership ("Oaktree"), W. James Edwards III, Carole Ann Ruoff ("Ruoff"), Joan Edwards Randolph ("Randolph") and Patricia D. Edwards, Bernice Evelyn Edwards individually and as Trustee on behalf of the Bernice Evelyn Edwards Trust, the Company and Edwards Theatres, Inc., a Delaware corporation ("Edwards"), that certain First Amended & Restated Escrow Agreement, dated as of March 8, 2002 by and among the Company, Edwards, Oaktree, Anschutz, W. James Edwards III, Patricia D. Edwards, Ruoff, Randolph and Bernice Evelyn Edwards individually and as Trustee on behalf of The Evelyn Edwards Trust and U.S. Bank Trust National Association (the "Escrow Agent"), as amended by that certain Agreement dated April 12, 2002 and that certain letter to the Escrow Agent dated April 12, 2002, and as further amended by that certain Agreement dated May     , 2002 and that certain letter to the Escrow Agent dated    , 2002 (collectively, the "the Escrow Agreement")]; and, subject to the terms and conditions of the Escrow Agreement, Edwards Affiliated Holdings, LLC has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by Edwards Affiliated Holdings, LLC on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by Edwards Affiliated Holdings, LLC on such Closing Date.

          (ii)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement (if any) each does not, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will not, include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Except with respect to the information contained in the Prospectus under the caption "Related Party Transactions—Edwards Theatres Transactions," the two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are made in reliance on and in conformity with written information relating to Edwards Affiliated Holdings, LLC furnished to the Company by Edwards Affiliated Holdings, LLC specifically for use therein, it being understood and agreed that the only such information furnished by Edwards Affiliated Holdings, LLC consists of such Edwards Affiliated Holdings, LLC's name, number of shares of the Company's Class A Common Stock held by Edwards Affiliated Holdings, LLC before and after the offering and its plan to sell any Optional Securities pursuant to this Agreement as set forth under the caption "Principal and Selling Stockholders—Selling Stockholders."

          (iii)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between Edwards Affiliated Holdings, LLC and any person that would give rise to a valid claim against Edwards Affiliated Holdings, LLC or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (iv)  The description in the Registration Statement and the Prospectus under the caption "Related Party Transactions—Edwards Theatres Transactions" are accurate in all material respects and fairly present the information required to be shown.

        3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $[            ] per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule B hereto.

        The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of the Company at the office of Hogan & Hartson L.L.P., One Tabor Center, 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202, at 10:00 A.M., New York time, on [                        ], 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Hogan & Hartson L.L.P. at least 24 hours prior to the First Closing Date.

        In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Selling Stockholders.

        Certificates in negotiable form for the Optional Securities to be sold by Edwards Affiliated Holdings, LLC (other than from the Putnam Selling Stockholders) have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian ("Custodian"). Edwards Affiliated Holdings, LLC agrees that the shares represented by the certificates held in custody for Edwards Affiliated Holdings, LLC under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by Edwards Affiliated Holdings, LLC for such custody are to that extent irrevocable, and that the obligations of Edwards Affiliated Holdings, LLC hereunder shall not be terminated by operation of law, whether by the death of any individual member of Edwards Affiliated Holdings, LLC or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If Edwards Affiliated Holdings, LLC or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.]

        Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian [(or, in the case of the Institutional Selling Stockholders (as defined herein), such Institutional Selling Stockholder)] will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the above office of Hogan & Hartson L.L.P. against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Selling Stockholders as set forth on Schedule C, at the above office of Hogan & Hartson L.L.P. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Hogan & Hartson L.L.P. at a reasonable time in advance of such Optional Closing Date.

        4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

        5.    Certain Agreements of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders agree, severally and not jointly, with the several Underwriters that:

          (a)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

          (b)  The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c)  If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e)  The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f)    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to arrange for qualification of the Offered Securities in any jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or to execute a general consent to service of process in order to effect such qualification of the Offered Securities.

          (g)  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as CSFBC may reasonably request.

          (h)  The Company and each Selling Stockholder agree with the several Underwriters that the Company and such Selling Stockholder will pay all of their respective expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          (i)    For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in the Prospectus, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and described in the Prospectus, issuances of Securities pursuant to the exercise of such options.

          (j)    In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

          (k)  The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

        Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

        6.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a)  The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP (with respect to the financial statements of each of the Company, Edwards Theatres, Inc. and United Artists Theatre Company included in the Prospectus) confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                i.  in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

              ii.  they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

              iii.  on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company, Edwards Theatres, Inc. and United Artists Theatre Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

              (A)  the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

              (B)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company, Edwards Theatres, Inc. and United Artists Theatre Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

              (C)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenue or net operating income, or in the total or per share amounts of consolidated income before extraordinary items or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              iv.  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company, Edwards Theatres, Inc. and United Artists Theatre Company and its subsidiaries subject to the internal controls of the Company, Edwards Theatres, Inc. and United Artists Theatre Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b)  The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche, LLP (with respect to the financial statements of Regal Cinemas, Inc. included in the Prospectus) confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                i.  in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and

              ii.  they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Regal Cinemas Corporation and its subsidiaries, including Regal Cinemas, Inc. subject to the internal controls of Regal Cinemas Corporation's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

            (c)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholders, the Company or the Representatives, shall be contemplated by the Commission.

            (d)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (e)  The Representatives shall have received an opinion, dated such Closing Date, of Hogan & Hartson L.L.P., counsel for the Company, substantially in the form attached as Exhibit A hereto.

            (f)    The Representatives shall have received an opinion, dated such Closing Date, of Peter Brandow, General Counsel to the Company, substantially in the form attached as Exhibit B hereto.

            (g)  The Representatives shall have received an opinion, dated such Optional Closing Date, of Ropes & Gray, counsel for the Putnam Selling Stockholders, substantially in the form attached as Exhibit C hereto.

            (h)  The Representatives shall have received an opinion, dated such Optional Closing Date, of [    ], counsel for the Tudor Selling Stockholders, substantially in the form attached as Exhibit D hereto.

            (i)    The Representatives shall have received an opinion, dated such Optional Closing Date, of Joseph Mona, counsel for the Edwards Affiliated Holdings, substantially in the form attached as Exhibit E hereto.

            (j)    The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (k)  The Representatives shall have received a certificate, dated such Closing Date, of the Co-Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties that are already qualified as to materiality, in which case such representations and warranties shall be true in all respects); the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any

    Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the respective dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (l)    The Representatives shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (m)  The Representatives shall have received a letter, dated such Closing Date, of Deloitte & Touche, LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (n)  On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the stockholders, executive officers and directors of the Company.

            (o)  The Custodian shall deliver to CSFBC a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

            (p)  Each Selling Stockholder shall deliver to CSFBC a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

        7.    Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

        Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

        The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

          (b)  Each of the Institutional Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Institutional Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with written information provided by such Institutional Selling Stockholder relating to such Institutional Selling Stockholder specifically for use therein or contained in a representation or warranty given by such Institutional Selling Stockholder in this Agreement, it being understood and agreed that the only such information furnished by any Institutional Selling Stockholder consists of each Institutional Selling Stockholder's name, number of shares of the Company's Class A Common Stock held by each Selling Stockholder before and after the offering and its plan to sell any Optional Securities pursuant to this Agreement as set forth under the caption "Principal and Selling Stockholders—Selling Stockholders"; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter; and provided, however, that the liability under this Section 7 of each Institutional Selling Stockholder shall be limited to an amount equal to the gross proceeds to such Institutional Selling Stockholder from the sale of any Optional Securities sold by such Institutional Selling Stockholder hereunder.

          (c)  Edwards Affiliated Holdings, LLC will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Edwards Affiliated Holdings, LLC shall only be subject to such liability (i) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with written information provided by Edwards Affiliated Holdings, LLC relating to Edwards Affiliated Holdings, LLC specifically for use therein or contained in a representation or warranty given by Edwards Affiliated Holdings, LLC in this Agreement, it being understood and agreed that the only such information furnished by Edwards Affiliated Holdings, LLC consists of Edwards Affiliated Holdings, LLC's name, number of shares of the Company's Class A Common Stock held by Edwards Affiliated Holdings, LLC before and after the offering and its plan to sell any Optional Securities pursuant to this Agreement as set forth under the caption "Principal and Selling Stockholders—Selling Stockholders,"or (ii) to the extent that the untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth under the caption "Related Party Transactions—Edwards Theatres Transactions;" provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (c) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter; and provided, however, that the liability under this Section 7 of each Institutional Selling Stockholder shall be limited to an amount equal to the gross proceeds to such Institutional Selling Stockholder from the sale of any Optional Securities sold by such Institutional Selling Stockholder hereunder.

          (d)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder and each person, if any, who controls each Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 4th paragraph under the caption "Underwriting" and the information contained in the 9th, 16th and 17th paragraphs under the caption "Underwriting."

          (e)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b), (c) or (d) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b), (c) or (d) above, except to the extent that the indemnifying party is materially prejudiced by such omission to notify. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

          (f)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c) or (d) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (g)  The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act.

        8.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        9.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

        10.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 9110 East Nichols Avenue, Centennial, Colorado 80112, Attention: General Counsel; or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to the persons identified on Schedule C, with a copy to Whitney Holmes, Esq. at Hogan & Hartson L.L.P., One Tabor Center, 15th Floor, 1200 Seventeenth Street, Denver, Colorado 80202; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        12.  Representation. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

        13.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        14.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

REGAL ENTERTAINMENT GROUP
By
Name: Title:

PUTNAM HIGH YIELD TRUST
PUTNAM HIGH YIELD ADVANTAGE FUND
PUTNAM VARIABLE TRUST—PUTNAM VT HIGH YIELD FUND
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM FUNDS TRUST—PUTNAM HIGH YIELD TRUST II
TRAVELERS SERIES FUND INC.—PUTNAM DIVERSIFIED INCOME PORTFOLIO
By: Putnam Investment Management LLC
By
Name: Title:
PUTNAM HIGH YIELD FIXED INCOME FUND, LLC
By: Putnam Fiduciary Trust Company
By
Name: Title:
THE TUDOR BVI GLOBAL PORTFOLIO LTD.

By
Name: Title:
TUDOR PROPRIETARY TRADING, L.L.C.
By
Name: Title:
EDWARDS AFFILIATED HOLDINGS, LLC
By
Name: Title:
CREDIT SUISSE FIRST BOSTON CORPORATION LEHMAN BROTHERS INC. BEAR, STEARNS & CO. INC. SALOMON SMITH BARNEY INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters
BY CREDIT SUISSE FIRST BOSTON CORPORATION
By
Name: Title:

SCHEDULE A

Selling Stockholder	Number of Optional Securities to be Sold
Putnam High Yield Trust	349,194
Putnam High Yield Advantage Fund	175,460
Putnam Variable Trust—Putnam VT High Yield Fund	96,585
Putnam Master Intermediate Income Trust	45,552
Putnam Funds Trust—Putnam High Yield Trust II	260,757
Travelers Series Fund Inc.—Putnam Diversified Income Portfolio	6,995
Putnam High Yield Fixed Income Fund, LLC	8,092
The Tudor BVI Global Portfolio Ltd.	1,213,892
Tudor Proprietary Trading, L.L.C.	303,473
Edwards Affiliated Holdings, LLC	240,000
TOTAL	2,700,000

SCHEDULE B

Underwriter	Number of Firm Securities
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Salomon Smith Barney Inc.

Total

QuickLinks

  EXHIBIT 1